Consent of Independent Auditor

We consent to the use in this Offering Statement on Form 1-A, utilizing form S-11 format, of

Iroquois Valley Farmland REIT, PBC; relating to our audits of the financial statements

(enumerated items 1 and 2 below) and to the reference to our firm under the heading “Experts”.

1.	Report dated October 1, 2018 related to our audit of the financial statements of Iroquois

Valley Farms LLC as of December 31, 2016

2.	Report dated April 23, 2018 related to our audit of the financial statements of Iroquois

Valley Farmland REIT, PBC as of December 31, 2017.

East Lansing, Michigan

October 12, 2018